Exhibit 99.2

ivanhoeelectric.com NYSE American / TSX: IE AMERICAN COPPER FOR A STRONGER FUTURE ivanhoeelectric.com NYSE American / TSX: IE AMERICAN COPPER FOR A STRONGER FUTURE MAY 2026 SANTA CRUZ COPPER PROJECT CONFERENCE CALL

SAFE HARBOR Forward-Looking Statements Certain statements in this presentation constitute “forward-looking statements” or “forward-looking information” within the meaning of applicable U.S. and Canadian securities laws. Such statements and information involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Ivanhoe Electric, its projects, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements or information. Such statements can be identified by the use of words such as “may”, “would”, “could”, “will”, “intend”, “expect”, “believe”, “plan”, “anticipate”, “estimate”, “scheduled”, “forecast”, “predict” and other similar terminology, or state that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved. These statements reflect Ivanhoe Electric’s current expectations regarding future events, performance and results and speak only as of the date of this presentation Such statements in this news release include, without limitation, statements relating to: the completion, timing, and final details of Ivanhoe Electric’s acquisition of the TBM and material handling system; the impacts of the acquisition and deployment of the TBM at Santa Cruz; the use of the TBM to access the Texaco Deposit; the expansion potential of the Texaco Deposit; the development of Santa Cruz as the next large-scale 99.99% pure copper cathode producer in the United States; the net impact of implementing the TBM system on initial project capital to be less than $20 million; the anticipated underground and surface development and construction of Santa Cruz; the placement of first oxide copper ore on the heap leach pads at Santa Cruz in the fourth quarter of 2028; the first copper cathode production commencing at Santa Cruz in the second quarter of 2029; the timing and progress of updates to the 2025 PFS; the timing, progress and results of the application process for project debt financing with the Export-Import Bank of the United States; the timing, progress and results of financing discussions and potential sources of non-debt funding; and planned or potential developments in the businesses of Ivanhoe Electric. Forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management. Such statements are subject to significant risks and uncertainties, and actual results may differ materially from those expressed or implied in the forward-looking statements due to various factors, including changes in the prices of copper or other metals Ivanhoe Electric is exploring for; the results of exploration and drilling activities and/or the failure of exploration programs or studies to deliver anticipated results or results that would justify and support continued exploration, studies, development or operations; the final assessment of exploration results and information that is preliminary; the significant risk and hazards associated with any future mining operations, extensive regulation by the U.S. government as well as local governments; changes in laws, rules or regulations, or their enforcement by applicable authorities; the failure of parties to contracts with Ivanhoe Electric to perform as agreed; and the impact of political, economic and other uncertainties associated with operating in foreign countries. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements and risk factors described in Ivanhoe Electric’s Annual Report on Form 10-K and other disclosures filed with the U.S. Securities and Exchange Commission. No assurance can be given that such future results will be achieved. Forward-looking statements speak only as of the date of this presentation. Ivanhoe Electric cautions you not to place undue reliance on these forward-looking statements. Subject to applicable securities laws, Ivanhoe Electric does not assume any obligation to update or revise the forward-looking statements contained herein to reflect events or circumstances occurring after the date of this presentation, and Ivanhoe Electric expressly disclaims any requirement to do so. Market and Industry Data This presentation includes market and industry data and forecasts obtained from independent research reports, publicly available information, various industry publications, other published industry sources or internal data and estimates. Independent research reports, industry publications and other published industry sources generally indicate that the information contained therein was obtained from sources believed to be reliable, but do not guarantee the accuracy and completeness of such information. Although the Company believes that the publications and reports are reliable, the Company has not independently verified the data. Internal data, estimates and forecasts are based on information obtained from trade and business organizations and other contacts in the markets in which we operate and the Company’s understanding of industry conditions. Although the Company believes that such information is reliable, we have not had such information verified by any independent sources. As a result, Recipients of this presentation should be aware that any such information and data set forth in this presentation, and estimates and beliefs based on such information and data, are uncertain and may not be reliable. 2

SCIENTIFIC AND TECHNICAL INFORMATION Disclosures of a scientific or technical nature included in this Presentation regarding the Santa Cruz Copper Project, have been reviewed, verified, and approved by Glen Kuntz, P.Geo., who is a Qualified Person as defined by Regulation S-K, Subpart 1300 promulgated by the U.S. Securities and Exchange Commission and by Canadian National Instrument 43-101. Mr. Kuntz is an employee of Ivanhoe Electric. For more information regarding the Santa Cruz Copper Project, see the Preliminary Feasibility Study (Study), entitled “S-K 1300 Preliminary Feasibility & Technical Report Summary, Santa Cruz Copper Project, Arizona,” is dated June 23, 2025, and was prepared in accordance with Subpart 1300 and Item 601 of Regulation S-K. The Study was prepared by the following firms: Fluor Canada Ltd. (Fluor), BBA USA Inc. (BBA), KCB Consultants Ltd. (KCB), Met Engineering, LLC (Met), INTERA Incorporated (INTERA), Burns & McDonnell Engineering Company, Inc. (Burns & McDonnell), Geosyntec Consultants, Inc. (Geosyntec), Haley & Aldrich, Inc. (Haley & Aldrich), Life Cycle Geo, LLC (Life Cycle Geo), Paterson & Cooke USA, Ltd. (Paterson & Cooke), Stantec Consulting Services Inc. (Stantec) and Tetra Tech, Inc. (Tetra Tech). The Study is available on the SEC's EDGAR website as an exhibit to the Current Report on Form 8-K filed by Ivanhoe Electric with the SEC on June 23, 2025. Ivanhoe Electric has also prepared and filed an independent technical report prepared under Canadian National Instrument 43-101 within 45 days of the June 23, 2025 news release. This report is available on Ivanhoe Electric’s website and on its SEDAR+ profile. For the purposes of Canadian National Instrument 43-101, the independent Qualified Persons responsible for preparing the scientific and technical information disclosed in this Presentation regarding the Study are Todd McCracken, Shane Ghouralal, and David Willock (BBA), Ulises Arvayo (Burns & McDonnell), Subhamoy Dasgupta and Ivan Sanchez (Fluor), Kirk Craig (Geosyntec), Rick Frechette (Haley & Aldrich), Annelia Tinklenberg (INTERA), Jim Casey (KCB), Tom Meuzelaar (Life Cycle Geo), James Moore (Met), Casey Schmitt (Paterson & Cooke), Kim Trapani (Stantec), and Daryl Longwell (Tetra Tech). Each Qualified Person has reviewed and approved the information in this Presentation relevant to the portion of the scientific and technical information for which they are responsible. The Study and 43-101 technical report include relevant information regarding the assumptions, parameters and methods of the mineral resource and mineral reserve estimates on the Santa Cruz Copper Project, as well as information regarding data verification, exploration procedures and other matters relevant to the scientific and technical disclosure contained in this Presentation. Mineral resources are not mineral reserves and do not have demonstrated economic viability. 3

CONFERENCE CALL PARTICIPANTS 4 Robert Friedland – Founder & Executive Chairman Taylor Melvin – President & Chief Executive Officer Jordan Neeser – Chief Financial Officer Glen Kuntz – Senior Vice President, Mine Development Doug Harding – Senior Vice President, The Robbins Company

IVANHOE ELECTRIC TO ACQUIRE TUNNEL BORING MACHINE SYSTEM 5 In Late 2025, Ivanhoe Electric Identified the Opportunity to Acquire a Specialized Robbins Crossover Tunnel Boring Machine and Material Handling System for Project Development After Initial Review, Ivanhoe Electric Secured the Option to Acquire in March 2026 Since January, Ivanhoe Electric Has Worked with Robbins and Conducted Detailed Due Diligence, Including Two Site Visits to the Grosvenor Site Upon Completion of Diligence and Extensive Trade-off Studies, Ivanhoe Electric Determined the Robbins Crossover TBM is Ideally Suited for the Variable Ground Conditions at Santa Cruz Ivanhoe Electric Informed Robbins of Intent to Acquire TBM on May 8th

ROBBINS IS AN AMERICAN COMPANY & GLOBAL LEADER IN TUNNEL BORING INDUSTRY 6 Private U.S. Company Based in Solon, Ohio ~ 70 Years of Innovation and Experience and Over 1,000 Projects Completed Globally Holds ~ 90% of all TBM Production Records Used in U.S. Mining Industry, Including San Manuel Mine Expansion in Arizona Many Significant Global Projects, Including Channel Tunnel Linking Great Britain to France

ROBBINS NOTABLE PROJECTS 7 San Manuel Mine Tunnel United States Grosvenor Mine United States Chicago TARP Project United States Boston Harbor Project United States Niagara Tunnel Project Canada The Channel Tunnel Great Britain & France

BENEFITS OF CROSSOVER TBM FOR SANTA CRUZ 8 Proven Technology for Mine Access Transitions Between Hard Rock, Wet, and Mixed-face Ground in Single Drive Earth Pressure Balance Capabilities Mitigate Water Inflow Specialized Cutterhead and Drive System Supported, Sealed, and Continuous Segmental Concrete Lining Simultaneously Constructs a Permanent Conveyor System for Material Handling

IMPROVED DECLINE DEVELOPMENT & OREBODY ACCESS – INDICATIVE DESIGN

Ivanhoe ELECTRIC

- Single ~ 4 Kilometer-long, 9.3-meter Diameter Decline
- Preserves Geotechnical Integrity and Enhances Long-term Safety with a Fully Supported, Sealed, Concrete Lining
- Smaller Box Cut
- Estimated Average Advance Rate of ~ 10 Meters per Day (Double Roadheaders' Rates)
- Life-of-mine Conveyor Material Handling System Installed During Excavation


TBM Decline
TBM Box Cut
PFS Development

9

SANTA CRUZ COPPER PROJECT DE-RISKED 10 TBM Method Replaces Capital Associated with Roadheaders, Silica Gel & Railveyor with Net Impact on Initial Capital < $20 Million Class V Underground Injection Control Silica Gel Permit no Longer Required All Necessary Permits for Initial Construction In Hand, and Other Required Permitting for Production Continues to Advance TBM Decline Development Does Not Impact the Rest of the Santa Cruz Copper Project, Such as Mine Method, Mining Rates, or Surface Processing Updated Technical Report Incorporating Use of TBM Expected Q3 2026

INDICATIVE DEVELOPMENT PLAN 11 2026 2027 2028 2029 Permitting Construction & Development First Copper Cathode Timeline Subject to Receipt of Permits and Project Financing

SANTA CRUZ COPPER PROJECT HIGHLIGHTS High-quality, High-grade Advanced Copper Project on Private Land in Arizona Modern Underground Mining Operation with a Heap-Leach Process Designed to Produce 99.99% Pure Copper Cathode – No Smelting Located in the Heart of Arizona’s Industrial Corridor with Excellent Access to Existing Infrastructure Short Development Timeline Experienced Internal Project Team Supported by World-Class Consultants Copper Cathode Production will Support U.S. Industry and Improve U.S. Supply Chain Security 12

ivanhoeelectric.com NYSE American / TSX: IE AMERICAN COPPER FOR A STRONGER FUTURE ivanhoeelectric.com NYSE American / TSX: IE AMERICAN COPPER FOR A STRONGER FUTURE Q&A

ivanhoeelectric.com NYSE American / TSX: IE ivanhoeelectric.com NYSE American / TSX: IE